Exhibit 1.01

MKS INSTRUMENTS, INC.

Conflict Minerals Report

For the Year Ended December 31, 2023

Special Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect management’s current opinions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. MKS assumes no obligation to update this information. Risks and uncertainties include, but are not limited to, those discussed in the section entitled “Risk Factors” found in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission (the “SEC”).

Summary of the Conflict Minerals Rule

This report for the year ended December 31, 2023 is included to comply with Rule 13p-1 under the Exchange Act (the “Conflict Minerals Rule”), which was adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Conflict Minerals Rule imposes certain reporting obligations on a company that files reports with the SEC under Sections 13(a) and 15(d) of the Exchange Act (a “public company”), whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of its products. Conflict minerals are defined as gold, columbite-tantalite (“coltan”), cassiterite and wolframite, including their derivatives, tantalum, tin and tungsten (“Conflict Minerals”).

If a public company cannot establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, it must submit a Form SD which describes the reasonable country of origin inquiry completed.

If a public company has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then that company must exercise due diligence on the Conflict Minerals’ source and chain of custody. The company must annually submit a report to the SEC that includes a description of those due diligence measures (“Conflict Minerals Report”).

1.	Company Overview

This report has been prepared by management of MKS Instruments, Inc. (herein referred to as “MKS,” the “Company,” “we,” “us,” or “our”). The information in this report includes the activities of MKS and its subsidiaries.

Founded in 1961, MKS enables technologies that transform our world. MKS delivers foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. MKS applies its broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world’s leading technology and industrial companies. MKS’ solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. MKS’ solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. MKS employs approximately 10,000 individuals.

MKS has three reportable segments: the Vacuum Solutions Division (“VSD”) segment, the Photonics Solutions Division (“PSD”) segment and the Materials Solutions Division (“MSD”) segment. The VSD segment delivers foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging and specialty industrial applications. VSD products are derived from MKS’ core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, electronic control technology, reactive gas generation and delivery, power generation and delivery and vacuum technology. The PSD segment provides a broad range of instruments, components and subsystems to leading edge semiconductor manufacturing, electronics and packaging and specialty industrial applications. PSD products are derived from MKS’ core competencies in lasers, photonics, optics, temperature sensing, precision motion control and vibration control. The MSD segment develops leading process and manufacturing technologies for advanced surface modification, electroless and electrolytic plating, and surface finishing. Applying a comprehensive systems-and-solutions approach, MSD’s portfolio includes chemistry, equipment, software, and services for innovative and high-technology applications in our electronics and packaging and specialty industrial markets.

MKS has tens of thousands of products in its portfolio. MKS’ products are used in diverse markets, applications and processes. MKS serves the semiconductor, electronics and packaging, and specialty industrial markets.

Semiconductor Market

We are a critical solutions provider for semiconductor manufacturing. Our products are used in major semiconductor processing steps, such as deposition, etching, cleaning, lithography, metrology, and inspection. The semiconductor industry continually faces new challenges, as products become smaller, more powerful and highly mobile. Ultra-thin layers, smaller critical dimensions, new materials, 3D structures, and the ongoing need for higher yield and productivity drive the need for tighter process measurement and control, all of which MKS supports. We believe we are the broadest critical subsystem provider in the wafer fabrication equipment ecosystem and address over 85% of the market. We have characterized our broad and unique offering as Surround the Wafer® to reflect the technology enablement we provide across almost every major process in semiconductor manufacturing today.

Electronics and Packaging Market

MKS is a foundational solutions provider for the electronics and packaging market. Our portfolio includes photonics components, laser drilling systems, electronics chemistries and plating equipment that are critical for the manufacturing of printed circuit boards (“PCBs”) and package substrates, and critical to wafer level packaging (“WLP”) applications. Similar to the semiconductor industry, the PCB, package substrate and WLP industries increasingly demand smaller features, greater density, and better performance. In addition, the electronics and packaging market also includes sales of our vacuum and photonics solutions for display manufacturing applications. We characterize our complementary offering of laser systems and chemistry solutions as Optimize the Interconnect®, to reflect the unique technology enablement we provide at the interconnect level within PCBs, package substrates and WLPs.

Specialty Industrial Market

MKS’ strategy in specialty industrial is to leverage our domain expertise and proprietary technologies across a broad array of applications in industrial technologies, life and health sciences, and research and defense markets. Industrial technologies encompasses a wide range of diverse applications, including chemistries for functional coatings, surface finishing and wear resistance in the automobile industry, vacuum solutions for synthetic diamond manufacturing and photonics for solar manufacturing. Other applications include vacuum and photonics solutions for light emitting diode and laser diode manufacturing. Our products for life and health sciences are used in a diverse array of applications, including bioimaging, medical instrument sterilization, medical device manufacturing, analytical, diagnostic and surgical instrumentation, consumable medical supply manufacturing and pharmaceutical production. Our products for research and defense are sold to government, university and industrial laboratories for applications involving research and development in materials science, physical chemistry, photonics, optics and electronics materials. Our products are also sold for monitoring and defense applications including surveillance, imaging and infrastructure protection.

Except for certain specific product lines (e.g. fittings, flanges, lenses, certain mirrors, tubing, certain chemistry products, etc.), many of the products MKS manufactures or contracts to manufacture include tin, gold, tantalum and/or tungsten. Additionally, MSD sells chemical solutions that themselves directly contain gold and tin (e.g. Aurotech® and Stannatech® products). As a result, Conflict Minerals are found in many MKS products.

Supply Chain

With such an extensive product portfolio, our supply chain is highly complex. In 2023, MKS and its subsidiaries purchased supplies from over 4,600 suppliers across the world. In addition to dealing with a very large number of suppliers, MKS deals with multiple tiers of suppliers. We are generally many steps removed from the mining of Conflict Minerals and the smelting and refining of raw ores. We do not buy raw ore or unrefined Conflict Minerals or make purchases from the Covered Countries. Except with respect to one supplier of gold that is also a smelter, we do not buy directly from smelters or refiners. The smelters and refiners are in the best position in our supply chain to know the origin of the ores. For these reasons, the process of mapping our end-to-end supply chain is extremely onerous.

In order to comply with the Conflict Minerals Rule, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us, including sources of Conflict Minerals that are supplied to them from lower tier suppliers. Our outreach efforts for the past ten years are summarized below:

•	For 2014, we expanded our supplier outreach efforts by contacting 957 of our direct suppliers, representing in excess of 80% of our 2014 expenditures.

•

In 2015, we expanded our supplier outreach efforts again, contacting over 1,400 of our direct suppliers and many more manufacturers represented by distributors, representing over 99% of our 2015 expenditures.

•	In 2016, we contacted over 3,500 of our direct suppliers, representing 99% of our 2016 expenditures.

•	In 2017, we contacted over 3,400 of our direct suppliers, representing 99.5% of our 2017 expenditures.

•	In 2018, we contacted over 3,800 of our direct suppliers, representing 99.8% of our 2018 expenditures.

•	In 2019, we engaged a third-party service provider, Source Intelligence, to contact over 4,400 of our direct suppliers, representing 100% of our 2019 expenditures.

•

In 2020, we developed a more robust system to track our suppliers, resulting in the elimination of a significant number of duplicate and non-inventory suppliers from our total supplier count. We reengaged Source Intelligence to contact over 3,300 of our direct suppliers, representing 100% of our 2020 expenditures. We received responses from 63% of our suppliers, a 9% increase compared to 2019.

•

In 2021, we improved the categorization of our spend data, resulting in the elimination of additional non-inventory suppliers. We reengaged Source Intelligence to contact over 2,700 of our direct suppliers, representing 100% of our 2021 expenditures. We received responses from 69% of our suppliers, a 6% increase compared to 2020.

•

In 2022, we engaged a new third-party service provider, Assent Compliance, to contact over 3,300 of our direct suppliers, representing 100% of our 2022 expenditures. We received responses from 68% of our suppliers, a similar response rate compared to 2021.

•

In 2023, we (i) reengaged Assent Compliance to contact over 3,300 of our direct suppliers of non-chemistry products (“Non-Chemistry Products”), representing 100% of our 2023 expenditures for Non-Chemistry Products, and (ii) contacted our direct suppliers of chemistry products that contain Conflict Minerals (“Relevant Chemistry Products” and, together with Non-Chemistry Products, “Relevant Products”), representing 100% of our 2023 expenditures for Relevant Chemistry Products. We received responses from 72% of our suppliers (including 100% of our suppliers of Relevant Chemistry Products).

•	Each year we, or our third-party service provider, then followed up with electronic reminders and telephone calls to request suppliers complete the surveys.

Despite having conducted a good faith reasonable country of origin inquiry, we are unable to determine the origin of all of the Conflict Minerals in our products. Due to the complexity of our broad product portfolio and supply chain, it will take additional time for many of our suppliers to verify the origin of the Conflict Minerals in the products they supply to us. We continue to engage with each of these suppliers and they in turn continue to engage with their suppliers. We hope that with additional time, these outreach efforts will result in greater transparency into our supply chain. In addition, Assent Compliance confirmed that certain Conflict Minerals in our products likely originated in the Covered Countries. For these reasons, we are required under the Conflict Minerals Rule to submit to the SEC a Conflict Minerals Report as an exhibit to Form SD. This report must include:

•	a description of the measures we took to exercise due diligence on the Conflict Minerals’ source and chain of custody;

•	a description of the products manufactured or contracted to be manufactured that are not “DRC conflict free” (i.e. products containing minerals that finance armed groups in the Covered Countries);

•	the facilities used to process the Conflict Minerals;

•	the country of origin of the Conflict Minerals; and

•	the efforts to determine the mine or location of origin.

In accordance with The Organisation for Economic Co-operation and Development (OECD) Guidance and the Conflict Minerals Rule, this report is available on our website https://www.mks.com/ConflictMineralsReport.

Conflict Minerals Policy

We adopted the following Conflict Minerals Policy:

MKS Conflict Minerals Policy

In 2012, the U.S. Securities and Exchange Commission (the “SEC”) issued its final rule under Section 1502 of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Conflict Minerals Rule”) imposing new disclosure and related supply chain due diligence requirements for public companies regarding their use of “Conflict Minerals” in products they manufacture or contract to manufacture. The goal of this new rule is to curb the violent conflict and human rights abuses in the Democratic Republic of the Congo (“DRC”)1 and adjoining countries that are being financed in part by the exploitation and trade of Conflict Minerals from that region.

The Conflict Minerals Rule defines “Conflict Minerals” as cassiterite (tin), columbite-tantalite (tantalum), wolframite (tungsten), their respective derivatives and gold (commonly referred to as the “3Ts&G”). MKS, being a global provider of instruments, systems, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for its customers, uses certain of these Conflict Minerals in the manufacturing of its products. MKS is committed to identifying any of its suppliers who source Conflict Minerals from the DRC region from conflict sources. We expect our suppliers to partner with us in this endeavor regardless of whether they are subject to the new Conflict Minerals Rule by providing us with all necessary declarations. We also expect our suppliers to pass this requirement on to their supply chain if they do not source directly from smelters, to determine the source of the Conflict Minerals. The process of mapping our end-to-end supply chain is onerous because MKS deals with multiple tiers and a very large number of suppliers. However, MKS is committed to this effort and should MKS discover at any time that any of its suppliers are sourcing materials from the DRC region from conflict sources, MKS will work with the supplier to end this practice and if the supplier refuses, MKS will work diligently to identify and partner with an alternative supplier.

If you have any questions regarding MKS’ Policy on Conflict Minerals, please contact us at conflictminerals_customer@mksinst.com.

MKS’ relevant Conflict Minerals Report can be found at https://www.mks.com/ConflictMineralsReport.

Our policy is publicly available on our website at https://www.mks.com/ConflictMineralsPolicy.

1

Conflict Minerals procured from the following “covered countries” are the focus of the Rule: the DRC, Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia

2.	Due Diligence Process

2.1	Design of Due Diligence

Our due diligence process has been designed to conform generally with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.

Our due diligence process includes:

•	the adoption of a Conflict Minerals Policy;

•	the establishment of a cross-functional team for complying with the Conflict Minerals Rule;

•	engagement of suppliers;

•	due diligence compliance process and measurement;

•	extensive record keeping; and

•	continued follow-up communication with suppliers.

2.2	Management Systems

As described above, MKS has adopted a company policy which is posted on our website at https://www.mks.com/ConflictMineralsPolicy.

Internal Team

MKS has established a cross-functional team led by our Global Supply Chain Manager, who has 20 years of experience in chemical and supplier management. The team is responsible for implementing our Conflict Minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have established, where practicable, long-term relationships with our numerous suppliers. We have communicated to our suppliers our expectations with respect to the Conflict Minerals Rule. In addition, we have incorporated our expectations with respect to our Conflict Mineral Policy and reporting obligation into the terms and conditions of our supplier contracts.

Maintain Records

We have developed an internal system for documenting the implementation, management and monitoring of our Conflict Minerals Program.

2.3	Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of our products, and the depth and breadth of our supply chain, it is difficult to identify suppliers upstream from our direct suppliers. In 2023, either directly or through our third-party service provider, Assent Compliance, we reached out to all of our direct suppliers for Relevant Products, representing 100% of our supplier spend for Relevant Products. We rely on these suppliers, whose components and materials contain Conflict Minerals, to provide us with information about the source of Conflict Minerals contained in the components and materials supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. Many of our direct suppliers and distributors either: (i) provided names of smelters or refiners that could not be verified using the Responsible Minerals Assurance Process Conformant Smelters & Refiners Lists, (ii) did not respond to our survey despite follow-up requests, (iii) responded to our survey with incomplete or inconsistent information, or (iv) responded to our survey with a form letter informing us that they would not be completing the survey due to a variety of reasons, including, but not limited to: (a) lack of resources, (b) the fact that only de minimis amounts of Conflict Minerals were contained in their products, and/or (c) the supplier was not itself subject to the Conflict Minerals Rule. In general, follow-up requests to these suppliers did not produce additional information unless we had leverage with a particular supplier due to the amount of our spend with such supplier. More time is still needed to determine all of the smelters/refiners used in our supply chain. MKS plans to continue its efforts to identify all of the Conflict Minerals’ smelters/refiners used in our supply chain through a combination of annual supplier surveys and direct follow-up supplier engagement.

2.4	Design and Implement a Strategy to Respond to Risks

MKS has a risk management plan through which the Conflict Minerals program is implemented, managed and monitored. Updates to this risk assessment are provided to senior management.

As part of our risk management plan, to ensure suppliers understand our expectations, in addition to the Conflict Minerals Policy that we publish on our website, we incorporate our expectations with respect to our Conflict Mineral Policy into the terms and conditions of our supplier contracts. Either directly or through our third-party service provider, Assent Compliance, we also requested information from our suppliers who represent 100% of our 2023 supplier spend for Relevant Products, and both Assent Compliance and MKS held individual follow-up calls with and/or sent emails to those suppliers whose survey responses were incomplete, unclear or seemed erroneous based on our knowledge of the materials we purchase from that supplier.

As described in our Conflict Minerals Policy, we will work with any of our suppliers whom we have reason to believe is supplying us with Conflict Minerals from sources that may support conflict in the DRC or any adjoining country to end this practice and if the supplier refuses, we will work diligently to identify and partner with an alternative supplier of Conflict Minerals that does not support such conflict.

2.5	Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Except with respect to one supplier of gold that is also a smelter, we do not have a direct relationship with Conflict Minerals smelters and refiners. We do not perform or direct audits of these entities within our supply chain. We rely on audits performed by industry groups like the Responsible Business Alliance’s Responsible Minerals Initiative.

2.6	Report on Supply Chain Due Diligence

This report is available on our website at https://www.mks.com/ConflictMineralsReport.

3.	Due Diligence Results

Request Information

We conducted a survey of those suppliers described above using the Responsible Minerals Initiative template, known as the Conflict Minerals Reporting Template. The template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s Conflict Minerals policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of Conflict Minerals included in their products.

Survey Responses

Either directly or through our third-party service provider, Assent Compliance, we received responses from 72% of our worldwide suppliers (including 100% of our suppliers of Relevant Chemistry Products), representing 93% of our total supplier spend. We reviewed the responses against criteria developed to determine which required further engagement with our suppliers. The vast majority of our suppliers provided data at a company level (vs. a product level). In many of the responses received, (i) the responses were incomplete and/or contained inconsistencies within the data reported in the template and (ii) the identities of the smelters or refiners were not known. We continue to engage directly with these suppliers to provide revised or missing information. We are therefore not yet in a position to verify that all of the smelters or refiners in our supply chain are certified as conflict-free by the Responsible Business Alliance.

Efforts to Determine Mine or Location of Origin

In our supplier survey, we requested our suppliers to identify the smelter or refiner used in their respective supply chain. We have determined that seeking information about Conflict Minerals’ smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chain. Based on the information provided by MKS suppliers in 2023, Exhibit A includes 355 smelters and refiners used in our supply chain that were identified by Responsible Minerals Initiative as “Conformant,” “Active,” or “Known.” “Conformant” smelters and refiners are those smelters and refiners that have undergone a third-party audit, have systems in place to assure sourcing of only DRC conflict free materials, and are therefore identified as “Conformant” with Responsible Minerals Initiative’s Process Assessment Program. “Active” smelters are those that have agreed in writing to produce information and are actively progressing towards a third-party audit. “Known” smelters and refiners are known to Responsible Minerals Initiative but not currently classified as “Conformant” or “Active.” Despite our due diligence efforts, we know this list is incomplete as several of our suppliers either did not return a completed survey or returned an incomplete survey which did not include smelter or refiner names. We expect that with more time, more upstream suppliers will be in a better position to identify relevant smelters and refiners and will in turn pass that information further down the supply chain so that this list will be more complete.

To date, we have been informed that five of the smelters identified by our suppliers are located in Covered Countries but with further due diligence, we confirmed that all are on the Responsible Minerals Assurance Process Known Smelters & Refiners Lists. We are not aware of any other instance where we have reason to believe any of our suppliers are supplying us with Conflict Minerals from a source that may support conflict in the DRC or any adjoining country.

4.	Steps to be Taken Going Forward

We intend to take the following steps in 2024 to expand and improve the due diligence conducted with respect to our supply chain:

a.	Continue to identify and implement changes to improve the process used to collect survey responses from our very large number of direct suppliers.

b.	Continue to remind our suppliers of their obligations and our expectations with respect to Conflict Minerals reporting at our supplier conferences.

c.	Continue to engage with suppliers to attempt to increase the response rate and improve the content of the supplier survey responses.

d.

If any of our suppliers are found to be supplying us with Conflict Minerals from sources that support conflict in the Covered Countries, to work with the supplier to end this practice and if the supplier refuses, to work diligently to identify and partner with an alternative supplier.

EXHIBIT A

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tantalum	5D Production OU	5D Production OU	Estonia	CID003926	RMI	Known
Gold	8853 S.p.A.	8853 S.p.A.	Italy	CID002763	RMI	Known
Tungsten	A.L.M.T. Corp.	A.L.M.T. Corp.	Japan	CID000004	RMI	Conformant
Gold	ABC Refinery Pty Ltd.	ABC Refinery Pty Ltd.	Australia	CID002920	RMI	Known
Gold	Abington Reldan Metals, LLC	Abington Reldan Metals, LLC	United States Of America	CID002708	RMI	Conformant
Tungsten	ACL Metais Eireli	ACL Metais Eireli	Brazil	CID002833	RMI	Known
Gold	Advanced Chemical Company	Advanced Chemical Company	United States Of America	CID000015	RMI	Active
Gold	African Gold Refinery	African Gold Refinery	Uganda	CID003185	RMI	Known
Gold	Agosi AG	Agosi AG	Germany	CID000035	RMI	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.	Japan	CID000019	RMI	Conformant
Gold	Al Etihad Gold Refinery DMCC	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	RMI	Known
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	RMI	Known
Gold	Albino Mountinho Lda.	Albino Mountinho Lda.	Portugal	CID002760	RMI	Known
Gold	Alexy Metals	Alexy Metals	United States Of America	CID003500	RMI	Known
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	RMI	Conformant
Tin	Alpha	Alpha	United States Of America	CID000292	RMI	Conformant
Tantalum	AMG Brasil	AMG Brasil	Brazil	CID001076	RMI	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	RMI	Known
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	RMI	Conformant
Gold	Argor-Heraeus S.A.	Argor-Heraeus S.A.	Switzerland	CID000077	RMI	Conformant
Tungsten	Artek LLC	Artek LLC	Russian Federation	CID003553	RMI	Known
Gold	Asahi Pretec Corp.	Asahi Pretec Corp.	Japan	CID000082	RMI	Conformant
Gold	Asahi Refining Canada Ltd.	Asahi Refining Canada Ltd.	Canada	CID000924	RMI	Conformant
Gold	Asahi Refining USA Inc.	Asahi Refining USA Inc.	United States Of America	CID000920	RMI	Conformant
Gold	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	Japan	CID000090	RMI	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	RMI	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	RMI	Known
Gold	AU Traders and Refiners	AU Traders and Refiners	South Africa	CID002850	RMI	Known

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Gold	Augmont Enterprises Private Limited	Augmont Enterprises Private Limited	India	CID003461	RMI	Known
Gold	Aurubis AG	Aurubis AG	Germany	CID000113	RMI	Conformant
Tin	Aurubis Beerse	Aurubis Beerse	Belgium	CID002773	RMI	Conformant
Tin	Aurubis Berango	Aurubis Berango	Spain	CID002774	RMI	Conformant
Gold	Bangalore Refinery	Bangalore Refinery	India	CID002863	RMI	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	RMI	Conformant
Gold	Boliden AB	Boliden AB	Sweden	CID000157	RMI	Conformant
Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	Germany	CID000176	RMI	Conformant
Gold	Caridad	Caridad	Mexico	CID000180	RMI	Known
Gold	CCR Refinery - Glencore Canada Corporation	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	RMI	Conformant
Gold	Cendres + Metaux S.A.	Cendres + Metaux S.A.	Switzerland	CID000189	RMI	Known
Gold	CGR Metalloys Pvt Ltd.	CGR Metalloys Pvt Ltd.	India	CID003382	RMI	Known
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	RMI	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	RMI	Conformant
Gold	Chimet S.p.A.	Chimet S.p.A.	Italy	CID000233	RMI	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China Molybdenum Tungsten Co., Ltd.	China	CID002641	RMI	Conformant
Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.	China	CID001070	RMI	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	RMI	Conformant
Gold	Chugai Mining	Chugai Mining	Japan	CID000264	RMI	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	RMI	Known
Gold	Coimpa Industrial LTDA	Coimpa Industrial LTDA	Brazil	CID004010	RMI	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	RMI	Conformant
Tin	CRM Synergies	CRM Synergies	Spain	CID003524	RMI	Conformant
Tungsten	Cronimet Brasil Ltda	Cronimet Brasil Ltda	Brazil	CID003468	RMI	Conformant
Tin	CV Ayi Jaya	CV Ayi Jaya	Indonesia	CID002570	RMI	Conformant
Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa	Indonesia	CID002455	RMI	Conformant
Tantalum	D Block Metals, LLC	D Block Metals, LLC	United States Of America	CID002504	RMI	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	RMI	Known
Gold	Degussa Sonne / Mond Goldhandel GmbH	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	RMI	Known
Gold	Dijllah Gold Refinery FZC	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	RMI	Known

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	RMI	Known
Tungsten	DONGKUK INDUSTRIES CO., LTD.	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060	RMI	Known
Gold	Dongwu Gold Group	Dongwu Gold Group	China	CID003663	RMI	Known
Gold	Dowa	Dowa	Japan	CID000401	RMI	Conformant
Tin	Dowa	Dowa	Japan	CID000402	RMI	Conformant
Tin	DS Myanmar	DS Myanmar	Myanmar	CID003831	RMI	Conformant
Gold	DSC (Do Sung Corporation)	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	RMI	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	RMI	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	RMI	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	RMI	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	RMI	Known
Tin	EM Vinto	EM Vinto	Bolivia (Plurinational State Of)	CID000438	RMI	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	RMI	Known
Gold	Emerald Jewel Industry India Limited (Unit 2)	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	RMI	Known
Gold	Emerald Jewel Industry India Limited (Unit 3)	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	RMI	Known
Gold	Emerald Jewel Industry India Limited (Unit 4)	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	RMI	Known
Gold	Emirates Gold DMCC	Emirates Gold DMCC	United Arab Emirates	CID002561	RMI	Known
Tin	Estanho de Rondonia S.A.	Estanho de Rondonia S.A.	Brazil	CID000448	RMI	Conformant
Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	China	CID000460	RMI	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	RMI	Conformant
Tin	Fenix Metals	Fenix Metals	Poland	CID000468	RMI	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI	Known
Tantalum	FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.	China	CID002505	RMI	Conformant
Gold	Fujairah Gold FZC	Fujairah Gold FZC	United Arab Emirates	CID002584	RMI	Known

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	RMI	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	RMI	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	RMI	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	RMI	Known
Tin	Gejiu Kai Meng Industry and Trade LLC	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	RMI	Known
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	RMI	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	RMI	Known
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	RMI	Known
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	RMI	Known
Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	Japan	CID002558	RMI	Conformant
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	United States Of America	CID002557	RMI	Conformant
Tungsten	Global Tungsten & Powders LLC	Global Tungsten & Powders LLC	United States Of America	CID000568	RMI	Conformant
Gold	Gold by Gold Colombia	Gold by Gold Colombia	Colombia	CID003641	RMI	Conformant
Gold	Gold Coast Refinery	Gold Coast Refinery	Ghana	CID003186	RMI	Known
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	RMI	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	RMI	Known
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	RMI	Conformant
Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	China	CID002312	RMI	Known
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	RMI	Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	RMI	Known
Tungsten	H.C. Starck Tungsten GmbH	H.C. Starck Tungsten GmbH	Germany	CID002541	RMI	Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	RMI	Known
Tungsten	HANNAE FOR T Co., Ltd.	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	RMI	Known
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	Germany	CID000694	RMI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	RMI	Conformant
Gold	Heraeus Germany GmbH Co. KG	Heraeus Germany GmbH Co. KG	Germany	CID000711	RMI	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	Heraeus Metals Hong Kong Ltd.	China	CID000707	RMI	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	Hubei Green Tungsten Co., Ltd.	China	CID003417	RMI	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	RMI	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	RMI	Known
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	RMI	Known
Tungsten	Hunan Jintai New Material Co., Ltd.	Hunan Jintai New Material Co., Ltd.	China	CID000769	RMI	Known
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	RMI	Conformant
Gold	HwaSeong CJ CO., LTD.	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	RMI	Known
Tungsten	Hydrometallurg, JSC	Hydrometallurg, JSC	Russian Federation	CID002649	RMI	Known
Gold	Industrial Refining Company	Industrial Refining Company	Belgium	CID002587	RMI	Known
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	RMI	Conformant
Gold	International Precious Metal Refiners	International Precious Metal Refiners	United Arab Emirates	CID002562	RMI	Known
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	RMI	Conformant
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	Turkey	CID000814	RMI	Conformant
Gold	Italpreziosi	Italpreziosi	Italy	CID002765	RMI	Conformant
Gold	JALAN & Company	JALAN & Company	India	CID002893	RMI	Known
Gold	Japan Mint	Japan Mint	Japan	CID000823	RMI	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	Japan	CID000825	RMI	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	RMI	Conformant
Gold	Jiangxi Copper Co., Ltd.	Jiangxi Copper Co., Ltd.	China	CID000855	RMI	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	RMI	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	RMI	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313	RMI	Known

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tin	Jiangxi New Nanshan Technology Ltd.	Jiangxi New Nanshan Technology Ltd.	China	CID001231	RMI	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	RMI	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	Jiangxi Tuohong New Raw Material	China	CID002842	RMI	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	RMI	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	RMI	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	RMI	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	China	CID000917	RMI	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	RMI	Conformant
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	CID003408	RMI	Known
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI	Known
Gold	JSC Novosibirsk Refinery	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI	Known
Gold	JSC Uralelectromed	JSC Uralelectromed	Russian Federation	CID000929	RMI	Known
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	RMI	Conformant
Gold	K.A. Rasmussen	K.A. Rasmussen	Norway	CID003497	RMI	Known
Gold	Kaloti Precious Metals	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI	Known
Gold	Kazakhmys Smelting LLC	Kazakhmys Smelting LLC	Kazakhstan	CID000956	RMI	Known
Gold	Kazzinc	Kazzinc	Kazakhstan	CID000957	RMI	Conformant
Tantalum	KEMET de Mexico	KEMET de Mexico	Mexico	CID002539	RMI	Conformant
Tungsten	Kennametal Fallon	Kennametal Fallon	United States Of America	CID000966	RMI	Conformant
Tungsten	Kennametal Huntsville	Kennametal Huntsville	United States Of America	CID000105	RMI	Conformant
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	United States Of America	CID000969	RMI	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	RMI	Conformant
Gold	Kojima Chemicals Co., Ltd.	Kojima Chemicals Co., Ltd.	Japan	CID000981	RMI	Conformant
Gold	Korea Zinc Co., Ltd.	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	RMI	Conformant
Gold	Kundan Care Products Ltd.	Kundan Care Products Ltd.	India	CID003463	RMI	Known
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	RMI	Known
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI	Known

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Gold	L’azurde Company For Jewelry	L’azurde Company For Jewelry	Saudi Arabia	CID001032	RMI	Known
Tungsten	Lianyou Metals Co., Ltd.	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	RMI	Conformant
Gold	Lingbao Gold Co., Ltd.	Lingbao Gold Co., Ltd.	China	CID001056	RMI	Known
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	RMI	Known
Tungsten	LLC Vostok	LLC Vostok	Russian Federation	CID003643	RMI	Known
Gold	L’Orfebre S.A.	L’Orfebre S.A.	Andorra	CID002762	RMI	Conformant
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	RMI	Conformant
Gold	LT Metal Ltd.	LT Metal Ltd.	Korea, Republic Of	CID000689	RMI	Conformant
Tin	Luna Smelter, Ltd.	Luna Smelter, Ltd.	Rwanda	CID003387	RMI	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	RMI	Known
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID002468	RMI	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	RMI	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	RMI	Conformant
Gold	Marsam Metals	Marsam Metals	Brazil	CID002606	RMI	Known
Tungsten	Masan High-Tech Materials	Masan High-Tech Materials	Viet Nam	CID002543	RMI	Conformant
Gold	Materion	Materion	United States Of America	CID001113	RMI	Conformant
Tantalum	Materion Newton Inc.	Materion Newton Inc.	United States Of America	CID002548	RMI	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	Japan	CID001119	RMI	Conformant
Gold	MD Overseas	MD Overseas	India	CID003548	RMI	Known
Tin	Melt Metais e Ligas S.A.	Melt Metais e Ligas S.A.	Brazil	CID002500	RMI	Known
Gold	Metal Concentrators SA (Pty) Ltd.	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	RMI	Conformant
Tin	Metallic Resources, Inc.	Metallic Resources, Inc.	United States Of America	CID001142	RMI	Conformant
Gold	Metallix Refining Inc.	Metallix Refining Inc.	United States Of America	CID003557	RMI	Known
Tantalum	Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.	India	CID001163	RMI	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	RMI	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	RMI	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.	China	CID001147	RMI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Gold	Metalor Technologies S.A.	Metalor Technologies S.A.	Switzerland	CID001153	RMI	Conformant
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	United States Of America	CID001157	RMI	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	RMI	Conformant
Tin	Mineracao Taboca S.A.	Mineracao Taboca S.A.	Brazil	CID001173	RMI	Conformant
Tantalum	Mineracao Taboca S.A.	Mineracao Taboca S.A.	Brazil	CID001175	RMI	Conformant
Tin	Mining Minerals Resources SARL	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065	RMI	Conformant
Tin	Minsur	Minsur	Peru	CID001182	RMI	Conformant
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	Japan	CID001188	RMI	Conformant
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	Japan	CID001191	RMI	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	RMI	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	RMI	Conformant
Gold	MKS PAMP SA	MKS PAMP SA	Switzerland	CID001352	RMI	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	India	CID002509	RMI	Conformant
Gold	Modeltech Sdn Bhd	Modeltech Sdn Bhd	Malaysia	CID002857	RMI	Known
Tin	Modeltech Sdn Bhd	Modeltech Sdn Bhd	Malaysia	CID002858	RMI	Known
Tungsten	Moliren Ltd.	Moliren Ltd.	Russian Federation	CID002845	RMI	Known
Gold	Morris and Watson	Morris and Watson	New Zealand	CID002282	RMI	Known
Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI	Known
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	RMI	Conformant
Tungsten	Nam Viet Cromit Joint Stock Company	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	RMI	Known
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	RMI	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	RMI	Known
Gold	NH Recytech Company	NH Recytech Company	Korea, Republic Of	CID003189	RMI	Conformant
Tungsten	Niagara Refining LLC	Niagara Refining LLC	United States Of America	CID002589	RMI	Conformant
Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	Japan	CID001259	RMI	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	RMI	Conformant
Tin	Novosibirsk Tin Combine	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI	Known
Tantalum	NPM Silmet AS	NPM Silmet AS	Estonia	CID001200	RMI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tungsten	NPP Tyazhmetprom LLC	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI	Known
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	RMI	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	RMI	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	RMI	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	RMI	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI	Known
Tungsten	OOO “Technolom” 1	OOO “Technolom” 1	Russian Federation	CID003614	RMI	Known
Tungsten	OOO “Technolom” 2	OOO “Technolom” 2	Russian Federation	CID003612	RMI	Known
Tin	Operaciones Metalurgicas S.A.	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	RMI	Conformant
Gold	Pease & Curren	Pease & Curren	United States Of America	CID002872	RMI	Known
Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	RMI	Known
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	RMI	Conformant
Gold	Planta Recuperadora de Metales SpA	Planta Recuperadora de Metales SpA	Chile	CID002919	RMI	Conformant
Tin	Pongpipat Company Limited	Pongpipat Company Limited	Myanmar	CID003208	RMI	Known
Tantalum	PowerX Ltd.	PowerX Ltd.	Rwanda	CID004054	RMI	Conformant
Tin	Precious Minerals and Smelting Limited	Precious Minerals and Smelting Limited	India	CID003409	RMI	Active
Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI	Known
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	RMI	Conformant
Tin	PT Aries Kencana Sejahtera	PT Aries Kencana Sejahtera	Indonesia	CID000309	RMI	Conformant
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	Indonesia	CID001399	RMI	Conformant
Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	RMI	Conformant
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	Indonesia	CID001402	RMI	Conformant
Tin	PT Babel Surya Alam Lestari	PT Babel Surya Alam Lestari	Indonesia	CID001406	RMI	Conformant
Tin	PT Bangka Prima Tin	PT Bangka Prima Tin	Indonesia	CID002776	RMI	Conformant
Tin	PT Bangka Serumpun	PT Bangka Serumpun	Indonesia	CID003205	RMI	Conformant
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	Indonesia	CID001419	RMI	Active
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	Indonesia	CID001421	RMI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tin	PT Bukit Timah	PT Bukit Timah	Indonesia	CID001428	RMI	Conformant
Tin	PT Cipta Persada Mulia	PT Cipta Persada Mulia	Indonesia	CID002696	RMI	Conformant
Tin	PT Menara Cipta Mulia	PT Menara Cipta Mulia	Indonesia	CID002835	RMI	Conformant
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	Indonesia	CID001453	RMI	Conformant
Tin	PT Mitra Sukses Globalindo	PT Mitra Sukses Globalindo	Indonesia	CID003449	RMI	Conformant
Tin	PT Panca Mega Persada	PT Panca Mega Persada	Indonesia	CID001457	RMI	Known
Tin	PT Premium Tin Indonesia	PT Premium Tin Indonesia	Indonesia	CID000313	RMI	Conformant
Tin	PT Prima Timah Utama	PT Prima Timah Utama	Indonesia	CID001458	RMI	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	RMI	Conformant
Tin	PT Rajawali Rimba Perkasa	PT Rajawali Rimba Perkasa	Indonesia	CID003381	RMI	Conformant
Tin	PT Refined Bangka Tin	PT Refined Bangka Tin	Indonesia	CID001460	RMI	Conformant
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	Indonesia	CID001463	RMI	Conformant
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	Indonesia	CID001468	RMI	Conformant
Tin	PT Sukses Inti Makmur	PT Sukses Inti Makmur	Indonesia	CID002816	RMI	Conformant
Tin	PT Timah Nusantara	PT Timah Nusantara	Indonesia	CID001486	RMI	Conformant
Tin	PT Timah Tbk Kundur	PT Timah Tbk Kundur	Indonesia	CID001477	RMI	Conformant
Tin	PT Timah Tbk Mentok	PT Timah Tbk Mentok	Indonesia	CID001482	RMI	Conformant
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	Indonesia	CID001490	RMI	Conformant
Tin	PT Tirus Putra Mandiri	PT Tirus Putra Mandiri	Indonesia	CID002478	RMI	Known
Tin	PT Tommy Utama	PT Tommy Utama	Indonesia	CID001493	RMI	Conformant
Gold	PX Precinox S.A.	PX Precinox S.A.	Switzerland	CID001498	RMI	Conformant
Gold	QG Refining, LLC	QG Refining, LLC	United States Of America	CID003324	RMI	Known
Tantalum	QuantumClean	QuantumClean	United States Of America	CID001508	RMI	Conformant
Gold	Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.	South Africa	CID001512	RMI	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	Refinery of Seemine Gold Co., Ltd.	China	CID000522	RMI	Known
Gold	REMONDIS PMR B.V.	REMONDIS PMR B.V.	Netherlands	CID002582	RMI	Conformant
Tin	Resind Industria e Comercio Ltda.	Resind Industria e Comercio Ltda.	Brazil	CID002706	RMI	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Resind Industria e Comercio Ltda.	Brazil	CID002707	RMI	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	RMI	Conformant
Gold	Royal Canadian Mint	Royal Canadian Mint	Canada	CID001534	RMI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tin	Rui Da Hung	Rui Da Hung	Taiwan, Province Of China	CID001539	RMI	Conformant
Gold	SAAMP	SAAMP	France	CID002761	RMI	Known
Gold	Sabin Metal Corp.	Sabin Metal Corp.	United States Of America	CID001546	RMI	Known
Gold	Safimet S.p.A	Safimet S.p.A	Italy	CID002973	RMI	Known
Gold	SAFINA A.S.	SAFINA A.S.	Czechia	CID002290	RMI	Conformant
Gold	Sai Refinery	Sai Refinery	India	CID002853	RMI	Known
Gold	Sam Precious Metals	Sam Precious Metals	United Arab Emirates	CID003666	RMI	Known
Gold	Samduck Precious Metals	Samduck Precious Metals	Korea, Republic Of	CID001555	RMI	Known
Gold	Samwon Metals Corp.	Samwon Metals Corp.	Korea, Republic Of	CID001562	RMI	Known
Gold	SEMPSA Joyeria Plateria S.A.	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	RMI	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	Shandong Gold Smelting Co., Ltd.	China	CID001916	RMI	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	Shandong Humon Smelting Co., Ltd.	China	CID002525	RMI	Known
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	RMI	Known
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	RMI	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	RMI	Known
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	RMI	Known
Gold	Shirpur Gold Refinery Ltd.	Shirpur Gold Refinery Ltd.	India	CID002588	RMI	Known
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	RMI	Conformant
Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	RMI	Known
Gold	GG Refinery Ltd.	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506	RMI	Active
Tantalum	Conghua Tantalum and Niobium Smeltry	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	RMI	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	RMI	Conformant
Gold	Impala Refineries – Base Metals Refinery (BMR)	Impala Refineries – Base Metals Refinery (BMR)	South Africa	CID004604	RMI	Active
Gold	Impala Rustenburg	Impala Rustenburg	South Africa	CID004610	RMI	Active
Tungsten	Kenee Mining Corporation Vietnam	Kenee Mining Corporation Vietnam	Viet Nam	CID004619	RMI	Active
Tungsten	Lianyou Resources Co., Ltd.	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397	RMI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tin	Ma’anshan Weitai Tin Co., Ltd.	Ma’anshan Weitai Tin Co., Ltd.	China	CID003379	RMI	Known
Tungsten	MALAMET SMELTING SDN. BHD.	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056	RMI	Known
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	RMI	Active
Gold	NOBLE METAL SERVICES	NOBLE METAL SERVICES	United States Of America	CID003690	RMI	Known
Tin	CV Tiga Sekawan	PT Rajehan Ariq	Indonesia	CID002593	RMI	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	RMI	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	RMI	Active
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI	Known
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	RMI	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI	Known
Gold	Sovereign Metals	Sovereign Metals	India	CID003383	RMI	Known
Gold	State Research Institute Center for Physical Sciences and Technology	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	RMI	Known
Gold	Sudan Gold Refinery	Sudan Gold Refinery	Sudan	CID002567	RMI	Known
Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	RMI	Conformant
Gold	SungEel HiMetal Co., Ltd.	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	RMI	Conformant
Gold	Super Dragon Technology Co., Ltd.	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	RMI	Known
Tin	Super Ligas	Super Ligas	Brazil	CID002756	RMI	Conformant
Gold	T.C.A S.p.A	T.C.A S.p.A	Italy	CID002580	RMI	Conformant
Tantalum	Taki Chemical Co., Ltd.	Taki Chemical Co., Ltd.	Japan	CID001869	RMI	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	RMI	Conformant
Tantalum	TANIOBIS Co., Ltd.	TANIOBIS Co., Ltd.	Thailand	CID002544	RMI	Conformant
Tantalum	TANIOBIS GmbH	TANIOBIS GmbH	Germany	CID002545	RMI	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	TANIOBIS Japan Co., Ltd.	Japan	CID002549	RMI	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	RMI	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	RMI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tantalum	Telex Metals	Telex Metals	United States Of America	CID001891	RMI	Conformant
Tin	Thaisarco	Thaisarco	Thailand	CID001898	RMI	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	RMI	Conformant
Tin	Tin Technology & Refining	Tin Technology & Refining	United States Of America	CID003325	RMI	Conformant
Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	Japan	CID001938	RMI	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	RMI	Known
Gold	TOO Tau-Ken-Altyn	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	RMI	Conformant
Gold	Torecom	Torecom	Korea, Republic Of	CID001955	RMI	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	RMI	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	RMI	Known
Tantalum	Ulba Metallurgical Plant JSC	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	RMI	Conformant
Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	Thailand	CID002314	RMI	Known
Gold	Umicore S.A. Business Unit Precious Metals Refining	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	RMI	Conformant
Tungsten	Unecha Refractory metals plant	Unecha Refractory metals plant	Russian Federation	CID002724	RMI	Known
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	United States Of America	CID001993	RMI	Conformant
Gold	Valcambi S.A.	Valcambi S.A.	Switzerland	CID002003	RMI	Conformant
Tin	VQB Mineral and Trading Group JSC	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	RMI	Known
Gold	WEEEREFINING	WEEEREFINING	France	CID003615	RMI	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	RMI	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	RMI	Conformant
Gold	WIELAND Edelmetalle GmbH	WIELAND Edelmetalle GmbH	Germany	CID002778	RMI	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Wolfram Bergbau und Hutten AG	Austria	CID002044	RMI	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	RMI	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.	China	CID002082	RMI	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	RMI	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	RMI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Gold	Yamakin Co., Ltd.	Yamakin Co., Ltd.	Japan	CID002100	RMI	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	RMI	Conformant
Gold	Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.	Japan	CID002129	RMI	Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	RMI	Known
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	RMI	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.	China	CID000197	RMI	Known
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	RMI	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	RMI	Conformant